As filed with the Securities and Exchange Commission on February 11, 2003

                           Registration No. 333-83386

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  Form S-8 POS

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DICUT, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                            (State of Incorporation)

                                   52-2204952

                             (IRS Employer ID No.)

                         2655 Dallas Highway, Suite 410
                            Marietta, Georgia 30064
                                 (770) 952-2654

         (Address and Telephone Number of Principal Executive Offices)

                          2002 Stock Compensation Plan

                            (Full title of the plan)

                                 Pierre Quilliam,
                      President and Chief Financial Officer

                                  Dicut, Inc.
                          2150 Northwest Parkway, N.E.
                            Marietta, Georgia 30067
                                 (918) 749-2400

                    (Name and address of agent for service)

                                   COPIES TO:

                            Copy to:Russell T. Alba,
                            Esquire Foley & Lardner
                            100 North Tampa Street,
                                   Suite 2700
                             Tampa, Florida  33602
                                 (813) 229-2300


+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share      |  price (1)   | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   | 10,000,000   |  $0.14      | $1,400,000   | $177.38      |
| Par Value $.001                  |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of February 6, 2004, a date within five business days prior to the filing of this registration statement.

(2) These 10,000,000 shares represent additional shares for issuance under the Registrant's 2002 Stock Option Plan, originally the subject of the Registrant's Form S-8 registration statement filed on February 25, 2002, bearing SEC File No. 333-83386.



INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

Dicut, Inc. (the "Registrant") has previously registered 1,500,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2002 Stock Option Plan (the "Plan"). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2002, bearing the file number 333-83386 (the "Earlier Registration Statement"). This Registration Statement is being filed to register an additional 10,000,000 securities of the same class under the Plan as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibit.

Exhibit No.   Exhibit
----------    ----------
4.1   2002 Stock Option Plan*

5.1     Opinion of Foley & Lardner

23.1  Consent of G. Brad Beckstead, Certified Public Accountant

23.2  Consent of Tauber & Balser, P.C.

23.3  Consent of Foley & Lardner (contained in Exhibit 5 hereto)

* Previously filed.

SIGNATURES

The Registrant. Pursuant to the requirements of the securities act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of marietta, and state of georgia, on this 11th day of February, 2004. Dicut, inc.


By:     /s/ Pierre Quilliam
     -------------------------
        Pierre Quilliam,
        Director, President and Chief Financial Officer



Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                Date
---------               ---------                           -----------

/s/ Raj Kalra
--------------
RAJ KALRA         Chief Executive Officer and
                  Chairman(Principal Executive Officer)     February 11, 2004

/s/ Pierre Quilliam
-------------------
PIERRE QUILLIAM   President, Chief Financial Officer
                  and Director(Principal Executive Officer) February 11, 2004

/s/ Kerry Moody
--------------
KERRY MOODY       Director                                  February 11, 2004